EXHIBIT 21
TEAMSTAFF, INC. SUBSIDIARIES OF REGISTRANT
TeamStaff Rx, Inc.
TeamStaff Government Solutions, Inc. (formerly known as RS Staffing Services, Inc.)
DSI Staff ConnXions Northeast, Inc.
DSI Staff ConnXions Southwest, Inc.
TeamStaff Solutions, Inc.
TeamStaff I, Inc.
TeamStaff II, Inc.
TeamStaff III, Inc.
TeamStaff IV, Inc.
TeamStaff V, Inc.
TeamStaff VI, Inc.
TeamStaff VIII, Inc.
TeamStaff IX, Inc.
TeamStaff Insurance Services, Inc.
Employer Support Services, Inc.
Digital Insurance Services, Inc.
HR2, Inc.
BrightLane.com, Inc.